Exhibit 99.2

Agilysys, Inc. (Nasdaq: AGYS)Fiscal 2011 Unaudited First Quarter ResultsAugust 4, 2010

Forward looking statements & non-GAAP financial information Forward-Looking LanguageThis presentation contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this presentation and may be identified by use of words such as "may," "will," "believes," "anticipates," "plans," "expects," "estimates," "projects," "targets," "forecasts," "continues," "seeks," or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences of MAK Capital's shareholder-approved control share acquisition proposal, and unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Annual Report filed with the SEC, under Item 1A, "Risk Factors." Copies are available from the SEC or the Agilysys web site.Use of Non-GAAP Financial InformationTo supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this presentation, certain non-GAAP financial measures as defined by the SEC rules are used.Management believes that such information can enhance investors' understanding of the company's ongoing operations. The non-GAAP measures included in this presentation have been reconciled to the comparable GAAP measures within an accompanying table, shown on the last page of this presentation.

Q1 review: highlights Revenue increased 2% from Q1 FY10 to $132.4MGross margin increased to 25.6% from 24.5% in prior year quarter on a higher proportion of services and software offset by lower rebates and hardware marginsSG&A decreased $4.7M year-over-year largely due to lower compensation expense and acquisition related intangibles amortizationProvision for income taxes increased by $4.5M in quarter primarily due to one-time valuation allowance charge for correction of an error in deferred tax assetsLoss per share from continuing operations decreased from a loss of $0.55 in Q1 FY10 to a loss $0.45

Agilysys

Q1 review: consolidated results

Statement of Operations ($Mil., except per share)

	Three Months Ended June 30		
	2010	2009	%Δ
Net sales	$132.4	$130.0	*1.9%*
Cost of goods sold	$98.6	$98.2	*0.4%*
Gross profit	**$33.9**	**$31.9**	**6.3%**
	25.6%	*24.5%*	
SG&A (excl. depr. & amort.)	$36.9	$38.8	*(4.9%)*
Depreciation & amortization	$3.2	$6.0	*(47.1%)*
Restructuring charges	$0.4	$0.0	*nm*
Operating loss	**($6.6)**	**($13.0)**	
Other (income), net	($1.1)	($0.8)	
Interest expense, net	$0.3	$0.2	
Loss before income taxes	**($5.8)**	**($12.4)**	
Income tax expense	$4.5	$0.0	
Loss from cont. ops.	**($10.3)**	**($12.4)**	
Income from disc. ops., net of taxes	$0.0	$0.0	
Net loss	**($10.3)**	**($12.4)**	
Diluted earnings per share:			
Continuing operations	($0.45)	($0.55)	
Discontinued operations	$0.00	$0.00	
Net loss	($0.45)	($0.55)	
Adjusted EBITDA excl. charges[1,2]	**($2.7)**	**($6.6)**	
	(2.1%)	*(5.1%)*	

(1) Excludes Restructuring charges

(2) $0.3M and $0.3M of developed technology amortization included in COGS for Q1FY11 and Q1FY10, respectively

Q1 Year-over-Year Commentary

- Revenue increased 2%; hardware decreased by 7%, software increased by 35% and services increased by 11%
- Gross margins increased 110 basis points due to higher mix of services and software
- SG&A, excluding depr. & amort., decreased by $1.9M primarily due to lower fringe benefit costs
- Depreciation and amortization decreased due to lower acquisition related intangibles amortization
- Taxes include a $4.4M charge for valuation allowance related to deferred tax assets
- Operating loss was $6.6M compared with loss of $13.0M in Q1 FY10

4

Agilysys

Q1 review: Hospitality ("HSG")

HSG Segment Profit ($Mil.)

	Three Months Ended June 30		
	2010	2009	%Δ
Net sales	$23.1	$16.0	43.7%
Cost of goods sold	$9.8	$6.5	50.2%
Gross profit	**$13.3**	**$9.5**	**39.3%**
	57.6%	59.5%	
SG&A (excl. depr. & amort.)	$10.2	$10.9	(5.9%)
Depreciation & amortization	$0.8	$0.8	0.9%
Operating income/(loss)	**$2.2**	**($2.1)**	
Depreciation & amortization[1]	$1.1	$1.1	
Adjusted EBITDA	**$3.3**	**($1.0)**	
	14.4%	(6.3%)	

(1) $0.3M and $0.3M of developed technology amortization included in COGS for Q1FY11 and Q1FY10, respectively

Q1 Year-over-Year Commentary

- Revenue increased 44% over prior year – Q1 FY10 was abnormally soft – and sequentially grew 8.5%
- Gross margin decreased due to higher hardware sales
- SG&A, excluding depr. & amort., decreased by $0.7M
- Guest360™ capitalized costs were $1.0M in Q1 FY11 compared with $1.0M in prior year quarter
- Adjusted EBITDA increased $4.3M due to higher revenue and lower SG&A

5

Q1 review: Retail ("RSG") Revenue decreased 3% primarily due to lower hardware and software salesGross margin expanded as a result of improved hardware and software pricing and higher proportion of servicesSG&A, excl. depr. & amort., was essentially unchangedAdjusted EBITDA increased $0.3M on higher gross margins RSG Segment Profit ($Mil.) Q1 Year-over-Year Commentary

Q1 review: Technology ("TSG") Revenue declined 4%Gross margin contracted in quarter due to lower rebate margins and competitive pricingSG&A, excl. depr. & amort., decreased by $0.8M Acquisition-related intangible amortization decreased by $3.2M due to fully amortizing certain intangible assets in Q1 FY10Adjusted EBITDA decreased $2.0M due to lower revenue and gross margin pressure TSG Segment Profit ($Mil.) Q1 Year-over-Year Commentary

Q1 review: Corporate SG&A, excl. depr. & amort., decreased $1.1M due primarily to lower fringe benefit costsRestructuring charge in quarter related to benefit paymentAdjusted EBITDA loss, excluding charges, decreased $1.1M Corporate Segment ($Mil.) Q1 Year-over-Year Commentary

FY11 Q1 review: summary balance sheet performance Cash at quarter-end was $50.0M - a decrease of $15.5 million from 3/31/10Days sales outstanding increased from 69 days at 3/31/10 to 83 days - deterioration primarily related to invoicing transition to new Oracle ERP systemCapital expenditures were $1.8M for Q1 FY11 compared with $3.5M in Q1 FY10 - majority of Oracle related expenditures were expensed in Q1 FY11 Commentary Working Capital ($Mil.) Working capital is (A/R + Inventory) less (A/P + IGF flooring + Deferred Revenue)Quarterly revenue annualized at historical quarterly skew Q1FY10 Q2FY10 Q3FY10 Q4FY10 Q1FY11 Receivables 105 125.2 182.6 104.8 121.9 Working capital as % of sales 0.047 0.051 0.101 0.04 0.062 Inventory 20.4 22 25.1 14.4 25.9

Quarterly revenue HSG Revenue ($Mil.) TSG Revenue ($Mil.) Jun '08 Sep '08 Dec '08 Mar '09 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Organic 38 29.3 34.8 20 24.4 24 37.7 25.3 24 RSG Revenue ($Mil.) AGYS Consolidated Revenue ($Mil.) Jun '08 Sep '08 Dec '08 Mar '09 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Organic 25 23 28 24 16 23 23 21 23 Jun '08 Sep '08 Dec '08 Mar '09 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Organic 117 119 161 112 90 109 159 89 86 Jun '08 Sep '08 Dec '08 Mar '09 Jun '09 Sep '09 Dec '09 Mar '10 Jun '10 Organic 180 171 224 155 130 156 219 136 132

FY11 outlook Demand environment has improved, while pricing remains competitiveCost structure remains in line with expectationsExpect to generate $10 to $15 million of cash in FY11Depreciation and amortization is forecast to be $12.5MCapital expenditures are expected to be approximately $10M of which $3M relates to capitalization of Guest360TM development costs and $2.0M relates to Oracle ERP implementation

Agilysys, Inc. (Nasdaq: AGYS)Fiscal 2011 Unaudited First Quarter ResultsAugust 4, 2010

Reconciliation of net (loss) to adjusted EBITDA